Calculation of Filing Fee Tables
S-8
Liftoff Mobile, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share	Other	24,200,000	$ 22.00	$ 532,400,000.00	0.0001381	$ 73,524.44
2	Equity	Common stock, $0.0001 par value per share	Other	4,900,000	$ 22.00	$ 107,800,000.00	0.0001381	$ 14,887.18
3	Equity	Common stock, $0.0001 par value per share	Other	45,851,698	$ 22.00	$ 1,008,737,356.00	0.0001381	$ 139,306.63
Total Offering Amounts:						$ 1,648,937,356.00		$ 227,718.25
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 227,718.25
Offering Note
[1]	(a) Covers shares of common stock, $0.0001 par value per share, of Liftoff Mobile, Inc. ("Common Stock") issuable under the Liftoff Mobile, Inc. 2026 Omnibus Incentive Plan (the "Omnibus Incentive Plan"). (b) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 (the "Registration Statement") to which this exhibit relates also covers an indeterminate number of additional shares of Common Stock, which may be offered and issued under the Omnibus Incentive Plan, ESPP (as defined below) and the Stock Incentive Plan (as defined below), as applicable, to prevent dilution resulting from stock splits, stock dividends or similar transactions. (c) Pursuant to Rule 457(c) and 457(h)(1) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based with respect to the 24,200,000 shares approved for issuance under the Omnibus Incentive Plan, with respect to the 4,900,000 shares issuable under the ESPP and with respect to the 45,851,698 shares issuable under the Stock Incentive Plan, on a price of $22.00 per share, which is the high-point of the estimated price range per share of Common Stock for the Registrant's initial public offering of Common Stock pursuant to the Registrant's Registration Statement on Form S-1 (File No. 333-295144).

[2]	(a) Covers shares of Common Stock approved for issuance under the Liftoff Mobile, Inc. 2026 Employee Stock Purchase Plan (the "ESPP"). (b) See note 1(b) above. (c) See note 1(c) above.

[3]	(a) Covers shares of Common Stock approved for issuance under the Booster Parent Holdings, Inc. 2021 Stock Incentive Plan (the "Stock Incentive Plan"). (b) See note 1(b) above. (c) See note 1(c) above.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources